UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 1997


                          DELTA WOODSIDE INDUSTRIES, INC.

    (Exact name of registrant as specified in its charter)


SOUTH CAROLINA                          1-10095                57-0535180
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)


     233 North Main Street
     Hammond Square, Suite 200
     Greenville, South Carolina                        29601
     (Address of principal executive offices)       (Zip Code)


                                 864\232-8301
             Registrant's telephone number, including area code


                                Not Applicable

        Former name, former address and former fiscal year, if changed since last report.


Item 5.  Other Events.

     Delta Woodside Industries, Inc. (NYSE-DLW) announced on
August 25, 1997 that is has completed the refinancing that it announced on July 17, 1997.

     The Company's indirect wholly owned subsidiary, Delta Mills, Inc., has issued through a private placement $150,000,000 principal amount of senior notes maturing on September 1, 2007. In addition, Delta Mills, Inc. has put in place for itself and its subsidiary a revolving credit facility with available borrowings of up to $100,000,000 (subject to borrowing base availability). At the same time, Delta Woodside Industries, Inc. has put in place a credit facility for itself and its other subsidiaries with available borrowings of up to $20,000,000 (subject to borrowing base availability).

The $150,000,000 of senior notes carry an interest rate of 9 5/8%. The rates on the $100,000,000 and $20,000,000 revolving credit facilities are based on a spread over either LIBOR or a base rate.

The net proceeds from the sale of the senior notes and initial borrowings under the new credit facilities were used to pay all indebtedness of Delta Woodside Industries, Inc. under its prior bank credit facility.


                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DELTA WOODSIDE INDUSTRIES, INC.
                                       (Registrant)




Date       August 26, 1997              /s/ Douglas J. Stevens
                                        Douglas J. Stevens
                                        Controller and Assistant Secretary